UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”) entered into a letter agreement dated July 12, 2006 (the “Letter Agreement”) with AIG Global Investment Corp. (“AIG”), MacKay Shields LLC (“MacKay”), St. Louis Parking Company, Material Sales Company, St. Louis Post-Dispatch, and U.S. Food Service, members of the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) in the bankruptcy proceeding of President Casinos, Inc., a Delaware corporation (“PCI”), to (i) make a tender offer for any and all PCI Notes (as defined below) issued by PCI at $809.07 per $1,000 of original principal amount in cash (the “Note Tender”) and (ii) make an offer to purchase prepetition general unsecured claims allowed as of July 12, 2006 asserted against President Riverboat Casino - Missouri, Inc. (“PRC-MO”) at 100% of the allowed amount of each claim, up to an aggregate amount of $2 million (the “Unsecured Claim Tender”). Assuming that the two offers are fully subscribed, Pinnacle would pay approximately $62.6 million in the offers.

The Note Tender relates to the 12% Notes due 2001 and 13% Senior Exchange Notes due 2001 (collectively, the “PCI Notes”) issued by PCI. Pinnacle agreed to commence the Note Tender within five business days of the execution of the Letter Agreement. The Unsecured Claim Tender is required to be conducted in a manner so that the Unsecured Claim Tender closes concurrently with the closing of the Note Tender. As of July 12, 2006, there remained outstanding PCI Notes in the original principal amount of $75 million, but due to previous distributions in the bankruptcy proceedings of PCI and its affiliates, the actual claims associated with the PCI Notes are less than the original principal amount of the outstanding PCI Notes.

The two major holders of the PCI Notes, AIG and MacKay, who have represented to Pinnacle that they collectively hold or control approximately 82% of the original principal amount of the outstanding PCI Notes, have agreed to tender, and not withdraw, their PCI Notes in the Note Tender. The Letter Agreement also obligates AIG and MacKay not to transfer any such PCI Notes they hold except pursuant to the Tender Offer.

Pinnacle’s obligation to close each of the Note Tender and the Unsecured Claim Tender shall be subject to various conditions including (i) holders of the PCI Notes not voting on any Chapter 11 plan relating to PCI and/or PRC-MO, (ii) a valid tender by each member of the Creditors’ Committee signing the Letter Agreement of all PCI Notes and general unsecured claims held of record, beneficially owned or controlled, either directly or indirectly, by such member, and (iii) customary general conditions. Once AIG and MacKay have tendered in the Tender Offer the PCI Notes they hold or control, Pinnacle is obligated, assuming the satisfaction of other conditions to the Tender Offer, to conduct an early closing of the Note Tender. If an early closing occurs, Pinnacle shall keep the Note Tender open through the expiration date of the Note Tender, but the purchase of PCI Notes tendered after the early closing date shall only be subject to the general condition that no injunction shall have been issued.

The Letter Agreement will terminate upon the earlier to occur of (a) the confirmation of a plan of reorganization other than a plan approved and/or supported by Pinnacle, (b) the Note Tender not having closed by August 18, 2006, and (c) the date on which satisfaction of any condition of the Tender Offer or the Unsecured Claim Tender is rendered impossible.

PCI is a debtor and debtor-in-possession in the Chapter 11 proceedings pending before the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division (“Bankruptcy Court”), assigned Case Number 02-53005. PCI’s Chapter 11 case is jointly administered in the Bankruptcy Court with the bankruptcy case of its subsidiary, PRC-MO. PCI’s and PRC-MO’s proceedings under Chapter 11 of the Bankruptcy Code shall be referred to herein as “President Chapter 11 Case.” On February 24, 2006, Pinnacle entered into an agreement with PCI for the purchase of the stock of PRC-MO for approximately $31.5 million, subject to working capital adjustments. Final closing of the sale is contingent upon satisfaction of certain closing conditions, including the effectiveness of the bankruptcy plan for distribution of proceeds received by PRC-MO from Pinnacle to the creditors of PRC-MO and possibly, PCI. There is no confirmed bankruptcy plan in the President Chapter 11 Case. After completion of the offers, Pinnacle expects to use the positions that it will acquire in the PCI Notes and the general unsecured claims to support a plan of reorganization that will permit the completion of the acquisition of PRC-MO by Pinnacle on the terms of its agreement to purchase PRC-MO. At May 31, 2006, PRC-MO listed in a bankruptcy filing a cash balance of approximately $29 million, and post-petition liabilities of approximately $6 million. If it completes the tender offers, Pinnacle anticipates that holders of the bonds are expected to receive a large portion of the distribution to creditors in the final plan of reorganization.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Holders of the PCI Notes are urged to read the tender offer documents when they are available. Investors may obtain a copy of the tender offer documents by directing a request to Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, NV 89109, Attention: Investor Relations.

All statements included in this report, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Pinnacle’s pending acquisition of PRC-MO, the outcome of the tender offer for the PCI Notes, the receipt of proceeds of a distribution to creditors in the President Chapter 11 Case, are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) failure to consummate the Note Tender and the Unsecured Claim Tender or the acquisition of PRC-MO, (b) uncertainty as to the amount of any distribution to creditors in the President Chapter 11 Case and (c) other risks, including those as may be detailed from time to time in Pinnacle’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Tender Offer Letter, dated July 12, 2006, by and among Pinnacle, AIG Global Investment Corp., MacKay Shields LLC, St. Louis Parking Company, Material Sales Company, St. Louis Post-Dispatch, and U.S. Food Service

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: July 18, 2006	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Tender Offer Letter, dated July 12, 2006, by and among Pinnacle, AIG Global Investment Corp., MacKay Shields LLC, St. Louis Parking Company, Material Sales Company, St. Louis Post-Dispatch, and U.S. Food Service